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                                                                      EXHIBIT 10





                       FIRST AMENDMENT TO CREDIT AGREEMENT


       This First Amendment to Credit Agreement dated as of August 31st, 1998 by and between TALON AUTOMOTIVE GROUP, INC., a Michigan corporation ("TAG'), VELTRI METAL PRODUCTS CO, a Nova Scotia corporation ("Veltri") (Veltri, called together with TAG, the "Borrowers"), the Banks party hereto, and COMERICA BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, "Agent").

       WHEREAS, Borrowers, Agent and the Banks entered into a certain Credit Agreement dated as of April 28, 1998 ("Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Agent, on behalf of the Banks, certain security for such indebtedness and obligations; and

       WHEREAS, Borrowers, Agent and Banks desire to amend certain provisions of the Agreement on the terms and conditions hereof:

       NOW, THEREFORE, it is agreed:

A.     DEFINITIONS

       1. Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

B.     AMENDMENT

       1. Clause (a) of Section 1.11 of the Agreement is hereby amended and restated as follows:

            (a) in the case of the Swing Loan, the Prime-based Rate, or such other rate of interest that the Agent or Canadian Swingline Lender (as applicable) in its sole discretion quotes to TAG or Veltri for the relevant Advance for such period as Agent or the Canadian Swingline Lender is willing (in its sole discetion) to offer such rate of interest for such Advance."

       2. Section 1.12 of the Agreement is hereby amended by deleting therefrom, the last sentence thereof, which presently reads as follows:

                 "Notwithstanding anything to the contrary herein, the Applicable Margin shall be based on a Level III Leverage Ration until it is adjusted based on the financial statements of Borrowers for the Borrower's fiscal quarter ending October 3, 1998.

       3. Section 1.16 of the Agreement is hereby amended and restated in its entirety as follows:


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            "1.16  'Borrowing Base' shall mean, as of any date, the sum of:

                    (a) eighty five percent (85%) of the value of Eligible Accounts Receivable, plus

                    (b) fifty percent (50%) of the value of Eligible Inventory, plus

                    (c) the lesser of Fifteen Million Dollars ($15,000,000) or fifty percent (50%) of the Eligible Tooling Invoices, plus

                    (d) seventy five percent (75%) of the fair market value of Eligible Real Estate, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent for such Eligible Real Estate, plus

                    (e) the greater of (i) seventy five percent (75%) of the orderly liquidation value of eligible Equipment, to the extent Agent has obtained (within 24 months of the date of calculation of such amount) an appraisal in form and content satisfactory to Agent for such Eligible Equipment, or (ii) sixty five percent (65%) of the net book value (adjusted quarterly upon the delivery of financial statements) of Eligible Equipment for which (y) Agent has not obtained an appraisal satisfactory to Agent, or (z) Agent has an appraisal that is (as of the date of calculation of the Borrowing Base) greater than twenty-four (24) months old; provided, however that with respect to Eligible Equipment acquired in connection with a Permitted Acquisition, (A) only fifty percent (50%) of the net book value thereof shall be included in the Borrowing Base until Agent has obtained an appraisal thereof in form and content satisfactory to Agent, (B) the net book value of such assets will be the higher of the net book value immediately prior to such Permitted Acquisition or immediately after such Permitted Acquisition, and (C) so long as the value is determined by reference to the net book value of such assets, the Borrowers shall depreciate such assets in accordance with GAAP."

        4. Section 1.29 of the Agreement is hereby amended and restated in its entirety as follows:

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            "1.29 "EBITDA" shall mean, as the last day of any fiscal quarter,
            Net Income plus the aggregate amounts deducted in determining Net Income for such period in respect of taxes based on income, Michigan single business tax, interest expense and depreciation and amortization, all determined in accordance with GAAP determined in the following described manner during the periods mentioned below:

                    (i) with respect to any calculation of EBITDA as of April 4, 1998, by multiplying EBITDA calculated for the quarter then ended by four (4);

                   (ii) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrower ending July 4, 1998, by multiplying two (2) by the sum of (x) EBITDA for the two quarter period then ended plus (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, the amount of One Million Six Hundred Thousand Dollars ($1,600,000);

                  (iii) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrower ending October 3, 1998, by multiplying four thirds (4/3) by the sum of (x) EBITDA for the three quarters then ended plus
                          (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, the amount of Three Million Seven Hundred Thousand Dollars (3,700,000);

                   (iv) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrowers ending December 31, 1998 by adding (x) the EBITDA for the rolling four quarter period then ended and (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, Three Million One Hundred Thousand Dollars ($3,100,000);


                    (v) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrowers ending April 3, 1999 by adding (x) EBITDA for the rolling four quarter period then ended and (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, Two Million Five Hundred Thousand Dollars ($2,500,000);

                   (vi) with respect to any calculation of EBITDA as of the end of the fiscal quarter of Borrowers ending July 3, 1999 by


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                          adding (x) EBITDA for the rolling four quarter period
                          then ended and (y) in each case, other than for the determination of the Leverage Ratio for the purpose of establishing the Applicable Margin, One Million Nine Hundred thousand Dollars ($1,900,000), and

                    (vii) with respect to any subsequent determination thereof, on a rolling four quarter basis,

                    provided, however, solely for the purpose of calculating Leverage Ratio during any four quarter period during which a Permitted Acquisition has occurred (x) EBITDA determined for the entity or business acquired in such Permitted Acquisition (without any annualization pursuant to clauses
                    (i) through (iii) above) shall be included in the calculation hereof, as if such Permitted Acquisition occurred on the first day of such four quarter period, and
                    (y) any Permitted Adjustments related to a Permitted Acquisition shall be added back during the rolling four quarter period which includes the date of the Permitted Acquisition."

       5. The following subsection is hereby added to Section 1.61 of the Agreement immediately after subsection (b) thereof:

                    "(c) in the case of any Swing Loan made pursuant to a quoted rate and interest period offered a Borrower by Agent or the Canadian Swingline Lender (as applicable) such period offered by Agent or the Canadian Swingline Lender therefore (in its sole discretion)."

      6. Section 1.82 of the Agreement is hereby amended and restated in its entirety as follows:

                    "1.82 'Net Income' shall mean, for any period of any determination thereof the net income before extraordinary items (reduced by the amount of any dividend paid during the period of determination pursuant to clause (b) of
                    Section 10.5 hereof) all determined in accordance with GAAP; provided, however, with respect to any calculation of Net Income which includes the fiscal quarter ended July 4, 1998, there shall be added back to Net Income: (i) the special deferred compensation charge in the amount of One Million Three Hundred Fifty Nine Thousand Dollars ($1,359,000), and (ii) the deferred foreign exchange loss in the amount of Six Hundred Five Thousand Dollars ($605,000) in each case, as shown on the Borrower's financial statements for such fiscal quarter."







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       7.   Section 1.84 of the Agreement is hereby amended and restated as follows:

                    "1.84 'Net Worth' shall mean, as of any date, the amount of any capital stock, paid in capital or similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person (excluding the effect of any foreign currency translation adjustments) less treasury stock, all as determined in accordance with GAAP."

       8. Subsection (c) of Section 10.4 of the Agreement is hereby amended and restated in its entirety as follows:

                    "(c) the Net Worth to be less than the sum of (i) negative One Million Five Hundred Thousand Dollars (-$1,500,000) plus (ii) fifty percent (50%) of Net Income for each quarter of Borrowers in which Net Income is positive amount commencing the quarter ended April 4, 1998, plus (iv) one hundred percent (100%) of Net Proceeds of the Initial Public Offering."

       9. Subsection (a) of Section 10.5 of the Agreement is hereby amended and restated in its entirety as follows:

                    "(a) dividends payable during TAG's 1998 fiscal year, in aggregate amount not in excess of Eleven Million Five Hundred Sixty Two Thousand Dollars ($11,562,000)."

       10. Section 11.11 of the Agreement is hereby amended and restated in its entirety as follows:

                          "11.11 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder:

                          (a) Agent may, and upon the written direction of the Majority Banks, Agent shall, terminate Banks' commitment to make Advances and Agent's commitment to issue Letters of Credit;

                          (b) Agent may and upon the written direction of the Majority Banks, Agent Shall: (i) declare the entire unpaid balance of the indebtedness hereunder, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrower, and/or (ii) require the payment by Borrowers into a restricted demand deposit account with Agent of an



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                                amount equal to the undrawn face amount of
                                any outstanding Letters of Credit; and

                          (c)   Immediately and automatically upon the
                                occurrence of any Event of Default specified in Subsection 11.6 above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal of the Loans and other indebtedness hereunder, including the Notes, shall become automatically due and payable;

                          (d) Agent may, and upon the written direction of the Majority Banks, Agent shall, on behalf of all Banks, exercise any remedy permitted by this Agreement, the other Documents or law.

       11. Section 12.11 of the Agreement is hereby amended and restated in its entirety as follows:

                    "12.11 Authority of Agent to Enforce Notes And This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collections and enforcement of the Notes, this Agreement and the Documents (or any of them) and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the Documents (or any of them). The Banks hereby agree to indemnify Agent for any and all actions taken by Agent at the direction of the Majority Banks."

       12. Subsection (a) of Section 13.8 of the Agreement is hereby amended by adding the following subparagraph (vi):

                    "(vi) change the definition of "Majority Banks" or otherwise change the Percentage required to take or authorize any action hereunder;"

       13. Subsection (i) if Section 13.10 of the Agreement is hereby amended and restated in its entirety as follows:

                    "(i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved,



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                    charged or received by Agent or such Bank under the Notes
                    payable to Agent or such Bank, this Agreement, the Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Documents shall under no circumstances exceed the Highest Lawful Rate and any excess shall be credited automatically, if therefore paid, on the principal amount of Loans owed to such Agent or Bank or, if it has no Loans outstanding, shall be refunded to Borrower by such Bank,"

C.     REPRESENTATIONS

       Borrowers hereby represents and warrants that:

       1. Execution, delivery and performance of this Amendment and any other documents and instruments under this Amendment or the Agreement are within Borrowers' powers have been duly authorized, are not in contravention of law or the terms of Borrowers' Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

       2. This Amendment, and the Agreement as amended by this Amendment, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.


       3. The continuing representations and warranties of Borrowers set forth in Sections 8.1 through 8.7 through 8.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

       4. The continuing representations and warranties of Borrowers set forth in Section 8.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Bank by Borrowers in accordance with Section 9.1 of the Agreement.

       5. To the best of Borrowers' knowledge, no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

D.     MISCELLANEOUS

       1. This Amendment may be executed in as many counterparts as Agent, Banks and Borrowers deem convenient and shall be deemed have become effective as of July 4, 1998 upon satisfaction of the following conditions:



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            (a) delivery to Agent of counterparts hereof executed by each of the parties; and (b) delivery by Borrowers to Agent, in form and substance satisfactory to Agent and the Banks, of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto.

       2. Borrowers, Agent and the Banks acknowledge and agree that, except as specifically amended and/or waived herein and hereby, all of the terms and conditions of the Agreement and the Loan Documents, remain in full force and effect in accordance with their original terms.

       3. Borrowers shall pay all of Agent's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

       4. Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Agent or the Banks, or of any default or Event of Default whether now existing or hereafter arising.

            WITNESS the due execution hereof as of the day and year first above written.


TALON AUTOMOTIVE GROUP, INC.              VELTRI METAL PRODUCTS CO.


By:  David J. Woodward                    By:  David J. Woodward

Its:   Vice President                     Its:   Vice President




COMERICA BANK, as Agent and Bank

By:  David Marvin

Its:   First Vice President



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                           ACKNOWLEDGEMENT AND CONSENT


     This acknowledgement and consent is executed and delivered by the undersigned ("Guarantors") in connection with those certain Security Documents and Guaranties executed by the undersigned, by which the undersigned have guaranteed payment and performance of obligations and indebtedness under that certain Credit Agreement dated April 28, 998 ("Agreement") between Talon Automotive Group, Inc. ("TAG") and Veltri Metal Products Co. ("Veltri" together with TAG, "Borrowers"), the Banks party thereto, and Comerica Bank, as Agent for the Banks, and granted Agent, on behalf of the Banks, liens and security interests as security for the undersigned's respective obligations under their Guaranties.

      1.   The undersigned each hereby:

           (a) acknowledge and consent to the execution, delivery and performance by Borrowers of that certain First Amendment to Credit Agreement of even date herewith between Borrowers, Banks and the Agent ("Amendment") and to the execution, delivery and performance of the other documents and transactions contemplated by the Amendment; and

           (b) acknowledge and agree that their respective Security Documents and Guaranties mentioned above are and remain in full force and effect with respect to all liabilities under the Agreement (as amended by the Amendment), and the Documents.

      2. Definitions. Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement (as amended by the Amendment).



                  Executed as of the 31st day of August, 1998



                                    TALON AUTOMOTIVE GROUP, INC.

                                    By:  David J. Woodward

                                    Its:   Vice President


                                    VELTRI METAL PRODUCTS CO.


                                    By:  David J. Woodward

                                    Its: Vice President


                                    VELTRI HOLDINGS, INC.

                                    By:  David J. Woodward

                                    Its: Vice President


                                    VELTRI HOLDINGS USA, INC.

                                    By:  David J. Woodward

                                    Its: Vice President
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                         AMENDMENT TO SECURITY AGREEMENT


     This Amendment to Security Agreement is dated as of the 31st day of August, 1998, by and between Veltri Holdings (USA), Inc. ("Company") and Comerica Bank, in its capacity as Agent ("Agent") under that certain Credit Agreement dates as of April 28, 1998 by and between Talon Automotive Group, Inc. and certain other borrowers, Agent and the lenders signatory thereto ("Credit Agreement").

     Whereas Company executed and delivered to Agent a guaranty of the payment and performance of the obligations and indebtedness of the Borrower under the Credit Agreement ("Guaranty").

     Whereas, to secure Company's obligations under the Guaranty, Company executed and delivered to Agent that certain Security Agreement dates as of April 28, 1998 ("Agreement"); and

     Whereas Company and Agent desire to amend certain provisions of the Agreement on the terms and conditions hereof:

     NOW, THEREFORE, it is agreed:

     1. Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

          "2.1 The Collateral shall be security for the following described obligations of Company and all full or part extensions and renewals thereof (all of which is herein called "Indebtedness"):

     a. all liabilities and obligations of Company under the Guaranty and all present and future amendments thereto:

     b. any and all other present and future liabilities and obligations of Company to Agent or any of the Banks, howsoever evidenced, existing, arising, or acquired, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising; including without limitation all present or future amendments thereto; and

     c. any and all of Agent's costs and expenses (including reasonable attorneys' fees and legal expenses) incurred in the preparations hereof, the filing or recording of any financing statement or other documents, and all of the costs and expenses of Agent and any of the Banks (including reasonable attorneys fees and legal expenses) incurred in the protection or preservation of the Collateral, the collection and/or repossession of the Collateral, or the enforcement of its rights hereunder.


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           Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

           Except as specifically amended hereby, the Agreement remains in full force and effect in accordance with its original terms.




            VELTRI HOLDINGS (USA), INC.      COMERICA BANK, as Agent

            By:  David J. Woodward           By:  David Marvin

            Its: Vice President              Its: First Vice President





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                         AMENDMENT TO SECURITY AGREEMENT


     This Amendment to Security Agreement is dated as of the 31st day of August, 1998, by and between VS Holdings, Inc. ("Company") and Comerica Bank, in its capacity as Agent ("Agent") under that certain Credit Agreement dates as of April 28, 1998 by and between Talon Automotive Group, Inc. and certain other borrowers, Agent and the lenders signatory thereto ("Credit Agreement").

     Whereas Company executed and delivered to Agent a guaranty of the payment and performance of the obligations and indebtedness of the Borrower under the Credit Agreement ("Guaranty").

     Whereas, to secure Company's obligations under the Guaranty, Company executed and delivered to Agent that certain Security Agreement dates as of April 28,1998 ("Agreement"); and

     Whereas Company and Agent desire to amend certain provisions of the Agreement on the terms and conditions hereof:

     NOW, THEREFORE, it is agreed:

     2. Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

          "2.1 The Collateral shall be security for the following described obligations of Company and all full or part extensions and renewals thereof (all of which is herein called "Indebtedness"):

     a. all liabilities and obligations of Company under the Guaranty and all present and future amendments thereto:

     b. any and all other present and future liabilities and obligations of Company to Agent or any of the Banks, howsoever evidenced, existing, arising, or acquired, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising; including without limitation all present or future amendments thereto; and

     c. any and all of Agent's costs and expenses (including reasonable attorneys' fees and legal expenses) incurred in the preparations hereof, the filing or recording of any financing statement or other documents, and all of the costs and expenses of Agent and any of the Banks (including reasonable attorneys fees and legal expenses) incurred in the protection or preservation of the Collateral, the collection and/or repossession of the Collateral, or the enforcement of its rights hereunder."


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           Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

           Except as specifically amended hereby, the Agreement remains in full force and effect in accordance with its original terms.




              VS HOLDINGS, INC.              COMERICA BANK, as Agent

              By:  David J. Woodward         By:  David Marvin

              Its: Vice President            Its: First Vice President